UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2009
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Second Amended and Restated Omnibus Agreement
     In connection with the completion of the Transactions described in Item 2.01, below, on November 10, 2009, Exterran Partners, L.P. (the “Partnership” or “we”) entered into a Second Amended and Restated Omnibus Agreement with Exterran Holdings, Inc. (“EXH”), Exterran Energy Solutions, L.P. (“EESLP”), Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”) and EXLP Operating LLC (“EXLP Operating”). The Second Amended and Restated Omnibus Agreement amends and restates the First Amended and Restated Omnibus Agreement, dated as of August 20, 2007 and as amended on July 30, 2008, and governs several relationships between us and EXH on the same terms as the First Amended and Restated Omnibus Agreement, including:
1.	Certain agreements not to compete between us and our affiliates, on the one hand, and EXH and its affiliates, on the other hand;

2.	EXH’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run our business and our obligation to reimburse EXH for the provision of such services, subject to certain limitations;

3.	The terms under which we, EXH and our respective affiliates may transfer compression equipment to meet compression services obligations;

4.	The terms under which we may purchase newly-fabricated compression equipment from EXH’s affiliates;

5.	EXH’s licensing of certain intellectual property to us, including our and EXH’s logos; and

6.	Our obligation to indemnify EXH for certain liabilities, and EXH’s obligation to indemnify us for certain liabilities.
     The Second Amended and Restated Omnibus Agreement amends the First Amended and Restated Omnibus Agreement to (1) increase the cap on selling, general and administrative costs allocable from EXH to us, based on such costs incurred by EXH on our behalf, from $6.0 million per quarter to $7.6 million per quarter (after taking into account such costs that we incur and pay directly) and (2) extend the term of the cap on our obligation to reimburse EXH for selling, general and administrative costs and operating costs it incurs on our behalf for an additional year such that the caps will terminate on December 31, 2010.
Relationships
     Each of the parties to the Second Amended and Restated Omnibus Agreement other than EXH is a direct or indirect subsidiary of EXH. As a result, certain individuals, including officers and directors of EXH and GP LLC, serve as officers and/or directors of more than one of such entities. Also, EXH holds a 2% general partner interest and incentive distribution rights in us through its indirect ownership of GP, our general partner.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On October 2, 2009, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with EXH, Exterran Energy Corp., Exterran General Holdings, LLC, EESLP, EES Leasing LLC, EXH GP LP LLC, GP LLC, EXH MLP LP LLC (“MLP LP LLC”), GP, EXLP Operating and EXLP Leasing LLC (“EXLP Leasing”). The Contribution Agreement is incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on October 5, 2009. Pursuant to the Contribution Agreement, on November 10, 2009, we and the other parties to the Contribution Agreement completed the following transactions (collectively, the “Transactions”):
     1. A series of conveyances, contributions and distributions of specified contract operations customer service agreements with 18 customers, together with a fleet of approximately 890 compressor units used to provide compression services under those agreements, owned by EESLP to various parties to the Contribution Agreement and ultimately to EXLP Operating and EXLP Leasing;
     2. Our issuance of 4,739,927 common units representing limited partner interests in the Partnership (“Common Units”) to MLP LP LLC;
     3. Our issuance of 96,601 general partner units in the Partnership (“General Partner Units”) to GP in consideration of the continuation of GP’s 2.0% general partner interest in the Partnership; and
     4. EXLP Operating’s assumption and repayment of $57.2 million of EXH’s debt.
     The Conflicts Committee of the Board of Directors of GP LLC, acting pursuant to delegated authority under our First Amended and Restated Agreement of Limited Partnership, as amended, approved the terms of the Contribution Agreement and the Transactions. The description in Item 1.01 above of the relationships between the parties to the Omnibus Agreement and the descriptions in Items 2.03 and 3.02 below of our and EXLP Operating’s financing of the Transactions are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description in Item 2.01 above of the Contribution Agreement, the Transactions and EXLP Operating’s assumption of debt is incorporated herein by reference.
     On October 13, 2009, we entered into a $150 million asset-backed securitization facility (the “2009 ABS Facility”). The issuers of the asset-backed notes (the “ABS Notes”) are EXLP ABS 2009 LLC (the “Issuer”), our wholly-owned subsidiary, and EXLP ABS Leasing 2009 LLC (the “Lessor”), its wholly-owned subsidiary. On November 10, 2009, EXLP Operating assumed $57.2 million of EXH’s debt in connection with the Transactions and repaid that debt in full with $30 million in borrowings under the 2009 ABS Facility and $27.2 million in borrowings under EXLP Operating’s revolving credit facility.
     The ABS Notes were issued at a price equal to 100% of the principal amount thereof. Interest and fees payable to the noteholders will accrue on the ABS Notes at a variable rate consisting of a Base Rate (as defined in the Series 2009-1 Supplement) or an applicable margin of 3.5% plus LIBOR. The ABS Notes are revolving in nature and are payable in July 2013. The amount outstanding at any time is limited to the lower of (i) a 75% advance rate against appraised value, (ii) 4.0 times free cash flow or (iii) an interest coverage test.
     The ABS Notes were issued pursuant to the Series 2009-1 Supplement (the “Supplement”), dated as of October 13, 2009, to the Indenture, dated as of October 13, 2009 (the “Indenture”), each entered into by and between the Issuer, the Lessor, and Wells Fargo Bank, National Association, as Indenture Trustee. The Indenture contains customary terms and conditions with respect to an issuance of asset backed securities, including representations and warranties, covenants and events of default. The foregoing description of the Indenture and the Supplement does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 4.2 to our Current Report on Form 8-K filed on October 19, 2009.
Item 3.02 Unregistered Sales of Equity Securities.
     The descriptions in Item 2.01 above of our issuance of Common Units to MLP LP LLC and our issuance of General Partner Units to GP in connection with the consummation of the Transactions are incorporated herein by reference. The issuance of those units was completed on November 10, 2009 in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2), each as a transaction by an issuer not involving a public offering.
Item 8.01 Other Events
     On November 10, 2009, we announced the closing of the transactions described in Items 1.01, 2.01, 2.03 and 3.02 above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
The financial statements required by Item 9.01(a) will be filed by amendment no later than 75 days after the date of this Form 8-K.
(b) Pro Forma Financial Information
The financial statements required by Item 9.01(b) will be filed by amendment no later than 75 days after the date of this Form 8-K.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated November 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

(Registrant)

November 10, 2009	By:	/s/ David S. Miller David S. Miller
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated November 10, 2009